Exhibit 10.48

Confidential Treatment Requested Under 17 C.F.R. §§ 200.80(b)(4) and 240.24b-2

CHANGE ORDER

AMENDED LETTER OF PAYMENT AUTHORIZATION

Amendment No. 01

September 10, 2012

Gary Hattersley, Ph.D.

Vice President, Biology

RADIUS HEALTH, INC.

6th Floor

201 Broadway

Cambridge, MA 02139

United States

ghattersley@radiuspharm.com

RE:	STUDY PN 670646 (Radius No:10RAD029)	Study Title: A 12-Month Osteoporosis Intervention Study BA058 by Subcutaneous Injection in the Ovariectomized Sprague Dawley Rats

As per Protocol Amendment # 1 dated: April 28, 2011

As per Protocol Amendment # 2 dated: July 26, 2011

As per Protocol Amendment # 4 dated: October 20, 2012

As per Protocol Amendment # 6 dated: July 26, 2012

STUDY START: May 2011

Dear Gary,

This communication is to serve as an Amended Letter of Payment Authorization (ALOPA) for the above referenced study, which will be performed at Charles River Laboratories Preclinical Services as set forth below.  Charles River Laboratories Preclinical Services shall perform these services in accordance with the existing Service Agreement executed between Charles River Laboratories Preclinical Services and RADIUS HEALTH, INC. Once fully executed, this ALOPA shall be incorporated into and made part of the existing Service Agreement.

Summary of Changes:

•Slide preparation and evaluation

•Statistics added

The price of this Protocol Amendment is as follows:

Authorized Price	$ [*]
(after discount)	(as per signed ALOPA dated: February 1, 2011)

Additional Charge	$ [*]

Additional Charge:
(with [*]% + [*]% discounts)	$ [*]

Revised Price	$ 1,081,896 US

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

The payment schedules of this study are as follows:

•$ [*] [15%]   Due at animal arrival — (Paid)

•$ [*] [75%]   Equal Monthly Installment — (Invoiced and paid)

•$ [*] Additional Charge   Due upon receipt of invoice — (ALOPA1)

•$ [*] [75%]   Equal Monthly Installment

•$ [*] [5%]  Due upon Submission of Draft Report

•$ [*] [5%] Due upon Submission of Final Report

Please sign and return this document via facsimile or email (contact information below).  Should you have any questions or require any additional information, please do not hesitate to call me.  We look forward to being of service.

Best regards,

/s/ Stéphane Besner	/s/ Gary Hattersley
Authorized Sponsor Representative
Stéphane Besner, B.Sc. M.B.A
Senior Client Manager, Sales & Marketing	Gary Hattersley, SVP Preclinical Development
Charles River Laboratoires	Print (Name and Title)
Preclinical Services Montreal Inc.
22022 Transcanadienne	September 14, 2012
Senneville, Québec, Canada H9X 3R3	Date
Tel: (514) 630-2436 Fax: (514) 630-8230
e-mail:stephane.besner@crl.com
Web site: www.criver.com

If a PO is required, please submit PO with Letter of Payment Authorization or fax to 514-630-8230.

c.c. S. Pryce, D. Tremblay, S Y. Smith, E. Lesage

CRT: 24056

E:\CLIENTS\Radius\2012\670646.L7(ALOPA1) 10Sep12.doc

O6UJ9 - A0013JF

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.